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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF LAKES GAMING, INC.

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 1.  Grand Casinos Nevada I, Inc., a Minnesota corporation
     (i) Metroplex-Lakes, LLC, a Minnesota limited liability company
 2.  Grand Casinos Pechanga, Inc., a Minnesota corporation
 3.  Grand Casinos Washington, Inc., a Minnesota corporation
 4. Grand Media & Electronics Distributing, Inc., a Minnesota corporation
 5.  Riverside Entertainment Corp., a Pennsylvania corporation
 6. Grand Casinos & Resorts of Canada, Inc., a Canadian corporation
 7.  Grand Casinos Ontario, Inc., a Canadian corporation
 8. Mille Lacs Gaming, LLC, a Minnesota limited liability company
     (i) Mille Lacs Gaming, LLP, a Minnesota limited liability partnership
 9. Grand Casinos of Louisiana, LLC -- Tunica-Biloxi, a Minnesota limited liability company
10. Grand Casinos of Louisiana, LLC -- Coushatta, a Minnesota limited liability company
     (i) Magnum Investments of Lake Charles, Inc., a Louisiana corporation
     (ii) R & W Investments of Lake Charles, Inc., a Louisiana corporation
11.  Trak 21, LLC, a Minnesota limited liability company
12. Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company
13.  Lakes Jamul, Inc., a Minnesota corporation
     (i) Lakes Kean Argovitz Resorts -- California, LLC
14.  Lakes Shingle Springs, Inc., a Minnesota corporation
     (i) Lakes Kean Argovitz Resorts -- Shingle Springs, LLC
15.  RFC Acquisition, Co., a Minnesota corporation
16. Lakes Game Development, LLC, a Minnesota limited liability company
17.  Lakes Nipmuc, LLC, a Minnesota limited liability company
18.  Lakes California Land Development, Inc., a Minnesota
     Corporation
     (i) 2022 Ranch, LLC, a California limited liability company
19.  Lakes Cloverdale, LLC, a Minnesota limited liability company
     (i) Pacific Coast Gaming -- Santa Rosa, LLC, a Minnesota limited liability company
20.  Lakes Corning, LLC, a Minnesota limited liability company
     (i) Pacific Coast Gaming -- Corning, LLC, a Minnesota limited liability company
21. Lakes Gaming and Resorts, LLC, a Minnesota limited liability company
22.  Lakes Pauma, LLC, a Minnesota limited liability company
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